UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

HAMMER FIBER OPTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-35876	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (941) 306 3019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2024, Hammer Fiber Optics Holdings Corp. (the "Company") entered into and closed a loan agreement (the "Loan") with one of our members of the Board of Directors (the "Board Member"), pursuant to which the Board Member loaned the Company an aggregate principal amount of $791,546. The Loan has an interest rate of 6%.  The Loan has a six month maturity date and the principal and accrued interest are due in full on March 1, 2025.

The Company used the proceeds of the Loan to pay off in full satisfaction the promissory note the Company previously issued to Mast Hill Fund L.P.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Loan above is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

10.1	Loan Agreement, dated August 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: September 4, 2024

/s/ Mark Stogdill

Name: Mark Stogdill
Title: Principal Financial Officer